Exhibit 3.101

FIFTH AMENDMENT

TO

FIRST AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF LAKE COGEN, LTD.

This Fifth Amendment dated as of June 15, 2004 (the “Fifth Amendment”), to First Amended and Restated Limited Partnership Agreement of Lake Cogen, Ltd. (the “Partnership”), dated as of July 24, 1992, as amended by that certain First Amendment, dated as of June 13, 1994, that certain Second Amendment, dated as of January 1, 1995, that certain Third Amendment dated as of December 29, 1995, and that certain Fourth Amendment, dated as of June 4, 1997, (said limited partnership agreement, as amended, the “Partnership Agreement”) (Terms used herein and not otherwise defined herein have the meanings set forth in the Partnership Agreement.)

W I T N E S S E T H:

WHEREAS, (I) NCP Lake Power, LLC, a Delaware limited liability company (formerly known as NCP Lake Power Incorporated) (“NCP Lake”), owns a 1% general partnership interest in Partnership and a 1% general partnership interest in Lake Investment, L.P., a Delaware limited partnership (“LIL”); (ii) LIL owns a 48.9% limited partnership interest in Partnership; (iii) NCP Gem, LLC, a Delaware limited liability company (formerly known as NCP Gem, Inc.) (“NCP Gem”), owns a 99% limited partnership interest in LIL; (iv) Teton East Coast Generation LLC, a Delaware limited liability company (formerly known as Aquila East Coast Generation, LLC, Aquila East Coast Generation, Inc., GPU International, Inc., Energy Initiatives, Inc., NCP Energy, Inc., and North Canadian Power Incorporated) (“TECG”), owns all of the membership interests in Teton New Lake, LLC, a Delaware limited liability company (“Buyer”), NCP Lake, and NCP Gem; and (v) New Lake Corp. owns a 50% limited partnership interest in Partnership (the “New Lake LP Interest”);

WHEREAS, TECG (as successor-in-interest to GPU International, Inc.) and New Lake Corp. are parties to that certain Option and Note Purchase Agreement dated March 21, 1997, as amended by that certain Letter Agreement dated January 16, 1999, and that certain Letter Agreement dated May 27, 2004, (the “Option Agreement”);

WHEREAS, pursuant to Section 3.3(a) of the Option Agreement, New Lake Corp. agrees to transfer the New Lake LP Interest to any purchaser designated by TECG, such transfer to be made not later than 10 days and not more than 60 days after notice thereof by TECG on the date specified in such notice (the “Transfer Notice”);

WHEREAS, TECG desires to designate Buyer, a newly formed Delaware limited liability company and wholly-owned direct subsidiary of TECG, as the purchaser of the New Lake LP Interest and to require New Lake Corp. to transfer the New Lake LP

Interest subject to the Acknowledgment and Reassignment, to Buyer in accordance with the terms of the Option Agreement (the “Required Transfer”);

WHEREAS, the parties to the Partnership Agreement have obtained the required Consents from TIFD III-C, Inc., a Delaware corporation (“Owner Participant”), and NCP Lake as required by Section 13.1(a) of the Partnership Agreement and Section 3.3(c) of the Option Agreement;

WHEREAS, the Partners desire to amend the Partnership Agreement to admit Buyer as a Limited Partner; and

WHEREAS, the parties hereto desire to further amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                                 References herein to Recitals, Articles, Sections, Subsections and Exhibits are to the Recitals, Articles, Sections, Subsections and Exhibits of the Partnership Agreement unless otherwise specified.

2.                                                 Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Partnership Agreement.

3.                                                 Effective as of the date hereof, Buyer is hereby admitted as Limited Partner in the Partnership, and New Lake Corp. is hereby withdrawn as a limited partner in the Partnership.

4.                                                 The Partnership Agreement is hereby amended, effective as of the date hereof, as follows:

(a)          The following definitions shall be added in Exhibit C immediately following the definition of Tax Matter Partner:

“TECG” shall mean Teton East Coast Generation LLC, a Delaware limited liability company.

(b)         The definition of “Partnership Interest” contained in Exhibit C is amended to read in its entirety as follows:

“Partnership Interest” for each Partner shall be as follows:

Partnership Interest:
General Partner:

NCP Lake Power, LLC	1%

Limited Partners:

Lake Investment, L.P.	48.9%
Lake Interest Holdings, Inc.	.1%
Teton New Lake, LLC	50%

5.                                                 (a)                                  NCP Lake hereby consents to the substitution of Buyer as a Limited Partner and Substitute Limited Partner of the Partnership as required under Section 13.4.

(b)                                 Pursuant to Section 13.4, Buyer hereby agrees to be bound by the terms and conditions of the Partnership Agreement.

6.                                                 NCP Lake and a Majority in Interest of the Limited Partners hereby consent to the Amendment of the Partnership Agreement as set forth herein, as contemplated by Section 16.1 of the Partnership Agreement.

7.                                                 The undersigned hereby confirm that (i) their obligations under the Partnership Agreement remain in full force and effect on the date hereof and (ii) each reference to any Operative Document or other agreement or instrument in the Partnership Agreement or in any defined term appearing in the Partnership Agreement includes such Operative Document or other agreement or instrument as amended, modified or supplemented through the date hereof.

8.                                                 This Fifth Amendment, and the application or interpretation hereof, shall be governed, construed and enforced in accordance with the laws of the State of Florida.

9.                                                 Headings in this Fifth Amendment are solely for convenience and are not a part of this Fifth Amendment.

10.                                           This Fifth Amendment shall be binding on the inure to the benefit of the respective successors, assigns and personal representatives of the parties hereto, except to the extent of any contrary provision of this Fifth Amendment.

11.                                           This Fifth Amendment is expressly amendatory to the Partnership Agreement and, except as specifically amended hereby, the Partnership Agreement shall remain in full force and effect in accordance with the terms thereof.

12.                                           Each party to this Fifth Amendment, upon request of the Project Manager, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Fifth Amendment.

13.                                           This Fifth Amendment may be executed in counterparts by each of the parties hereto, all of which taken together shall be deemed one original.

14.                                           Buyer represents to the Partnership and the General Partner that: (a) it is acquiring its Partnership Interests for its own account for investment and not with a view to or for sale in connection with any distribution of such Partnership Interests in contravention of applicable securities laws (but subject, nevertheless, to any requirement of law that the disposition of its property remain within its control at all times); (b) it understands that the interests in the Partnership have not been registered under the Securities Act or the applicable securities laws of Florida or any other state, and must be held indefinitely unless the interests are so registered or an exemption from such registration is available; and (c) it has such knowledge and experience in business matters that it is capable of evaluating the risks and merits of its investment in the Partnership.

15.                                           No waiver of any provision of this Fifth Amendment shall be deemed effective unless contained in a writing signed by the party against whom the waiver is sought to be enforced. No failure or delay by any party in exercising any right, power or remedy under this Fifth Amendment shall operate as a waiver of any such right, power or remedy, and no waiver of any breach or failure to perform shall be deemed a waiver or any subsequent breach or failure to perform or of any other right arising under this Fifth Amendment.

IN WITNESS WHEREOF, NCP Lake as the General Partner of Lake Cogen, Ltd., and a Majority in Interest of the Limited Partners have executed this Fifth Amendment as of the date first above written.

NCP LAKE POWER, LLC,
a Delaware limited liability company

By:	/s/ Daniel R. Revers
	Print Name:	Daniel R. Revers
	Title:	President

LAKE INVESTMENT, L.P.
a Delaware limited partnership

By NCP LAKE POWER, LLC,
its general partner

By:	/s/ Daniel R. Revers
	Print Name:	Daniel R. Revers
	Title:	President

LAKE INTEREST HOLDINGS, INC.,
a Delaware corporation

TETON NEW LAKE, LLC,
a Delaware limited liability company

By:	/s/ Daniel R. Revers
	Print Name:	Daniel R. Revers
	Title:	President